CUSIP No. 296744 10 5                13D/A                         Page 29 of 89

                                                                       EXHIBIT 6

                           JOINT ACQUISITION STATEMENT
                            PURSUANT TO RULE 13D-1(k)

         The undersigned acknowledge and agree that the foregoing statement on
Schedule 13D, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him/her or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DATED:  November 18, 2002

GEF OPTICAL INVESTMENT COMPANY, LLC        NETWORKING VENTURES, LLC


By:  /s/ H. Jeffrey Leonard                By:  /s/ John G. Hannon
------------------------------------       -------------------------------------
H. Jeffrey Leonard, President              John G. Hannon, Member


H. JEFFREY LEONARD                         MARIE S. MINTON


/s/ H. Jeffrey Leonard                     /s/ Marie S. Minton
------------------------------------       -------------------------------------


JAMES P. GREGORY                           JOHN G. HANNON


/s/ James P. Gregory                       /s/ John G. Hannon
------------------------------------       -------------------------------------


CAROLINE S. PISANO                         GLOBAL ENVIRONMENT
                                           CAPITAL COMPANY, LLC


/s/ Caroline S. Pisano                     By: /s/ H. Jeffrey Leonard
------------------------------------       -------------------------------------
                                                   H. Jeffrey Leonard, President

GLOBAL ENVIRONMENT STRATEGIC
TECHNOLOGY PARTNERS, L.P.


By: /s/ H. Jeffrey Leonard
------------------------------------
        H. Jeffrey Leonard
        Title: Authorized Representative